                                                                EXHIBIT 4(b)(ii)

                             LEASE SUPPLEMENT NO. 1



          LEASE SUPPLEMENT NO. 1 dated as of December 31, 1990, to Lease Agreement dated as of December 1, 1989 (the "Original Lease"), between THE CONNECTICUT NATIONAL BANK, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement dated as of December 1, 1988 with Philip Morris Capital Corporation (formerly known as Philip Morris Credit Corporation), a Delaware corporation, and supplemented by the Trust Agreement Supplement No. 1 dated as of November 28, 1989 (collectively, the "Trust Agreement"), as Lessor, and TEXAS UTILITIES ELECTRIC COMPANY, a Texas corporation, as Lessee.

          WHEREAS, the Original Lease was recorded in the Real Property Records of Hood County, Texas, on the 6th day of December, 1989, as Instrument No. 10703 in volume No. 1271, Page No. 075 and in the Real Property Records of Ward County, Texas on the 6th day of December, 1989 as Instrument No. 3190 in Book No. 569, Page 529;

          WHEREAS, the Original Lease provides that in the event any of the assumptions set forth in Part I or Part II of Schedule 1 to the Participation Agreement proves to have been incorrect, then in such case (a) the percentages for Basic Rent and Casualty Value set forth, respectively, in Schedules 1 and 2 to the Original Lease shall be adjusted so as to preserve the Owner Participant's Net After-Tax Return, and (b) the Lessor and the Lessee shall execute a supplement to the Original Lease amending Schedules 1 and 2 thereof to set forth such recalculated percentages for Basic Rent and Casualty Value, respectively; and

          WHEREAS, (i) the terms of the Initial Series Bonds are other than as assumed as set forth in Part I of Schedule 1 to the Participation Agreement and
(ii) transaction expenses paid by the Owner Trustee with funds provided by the Owner Participant are other than as assumed as set forth in Part II of Schedule 1 to the Participation Agreement;

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Lessor and the Lessee hereby agree as follows:

          1. Capitalized terms used in this Lease Supplement and not defined herein shall have the respective meanings assigned to them in the Original Lease.

          2. The percentages for Basic Rent set forth in Schedule 1 hereto and the Casualty Value percentages set forth in Schedule 2 hereto shall replace any prior Schedules 1 and 2 of the Original Lease, respectively, for all purposes.

          3. This Lease Supplement shall be construed as supplemental to the Lease and shall form a part thereof and the Lease is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

          4. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          5. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE THERETO. TO THE EXTENT PERMITTED BY LAW, ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE SUPPLEMENT, ANY OF THE OTHER OPERATIVE DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, MAY BE INSTITUTED IN ANY FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF NEW YORK AND STATE OF NEW YORK, AND LESSEE WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, INCLUDING AN OBJECTION OF FORUM NON CONVENIENS, AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, PROVIDED, HOWEVER, THAT NOTHING
                                              --------  -------
CONTAINED IN THIS PARAGRAPH 4 SHALL BE CONSTRUED TO PROHIBIT LESSEE FROM INITIATING AND MAINTAINING ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER COURT OR FORUM.

          6. The owner Participant hereby authorizes and directs the Owner Trustee, pursuant to Section 6.2 of the Trust Agreement, to execute and deliver this Lease Supplement and perform the terms of the Original Lease, as amended by this Lease Supplement.

          IN WITNESS WHEREOF, the Lessor and Lessee have caused this Lease Supplement to by duly executed as of the date and year set forth in the opening paragraph hereof.



                                Lessor

                                      THE CONNECTICUT NATIONAL BANK
                                        Not in its individual capacity but
                                        solely as Owner Trustee under the Trust
                                        Agreement
(CORPORATE SEAL)

Attest:/s/ Robert L. Reynolds         By:/s/ Gilman N. Gauvin
       ---------------------------       ---------------------------
       Name: Robert L. Reynolds          Name: Gilman N. Gauvin
       Title: Corporate Trust            Title: Vice President
              Officer


                                      Lessee

                                      TEXAS UTILITIES ELECTRIC COMPANY
(CORPORATE SEAL)

Attest:/s/ G.A. Engelland             By:/s/ H. Dan Farell
       ---------------------------       ---------------------------
       Name: G.A. Engelland              Name: H. Dan Farell
       Title: Assistant                  Title: Treasurer
              Secretary

Consented and agreed to
PHILIP MORRIS CAPITAL CORPORATION

By:/s/ Michael J. Kinney
   -------------------------------------
   Name: Michael J. Kinney
   Title: Vice President-Lease Financing

STATE OF CONNECTICUT      )

COUNTY OF HARTFORD        )    SS.: HARTFORD

          On this, the 27th day of December, 1990, before me, a Notary Public in and for said County and State, personally appeared Gilman N. Gauvin and Robert
L. Reynolds, the Vice President and Corporate Trust Officer of THE CONNECTICUT NATIONAL BANK, who acknowledged themselves to be duly authorized officers of THE CONNECTICUT NATIONAL BANK, and that, as such officers, being authorized to do so, they executed the foregoing instrument for the purposes therein contained by signing and attesting the name of THE CONNECTICUT NATIONAL BANK.

                         /s/ Susan P. McNally
                         -------------------------------------------------------
                         Name: Susan P. McNally
                         Notary Public
                         My Commission Expires: March 31, 1995
                         Residing in Tollan County

                         [STAMP OF NOTARY PUBLIC APPEARS HERE]

STATE OF TEXAS       )

COUNTY OF DALLAS     )    SS.:

          On this, the 7th day of January, 1991, before me, a Notary Public in and for said County and State, personally appeared H. Dan Farell, the Treasurer, of TEXAS UTILITIES ELECTRIC COMPANY, who acknowledged himself to be duly authorized officer of TEXAS UTILITIES ELECTRIC COMPANY, and that, as such officer, being authorized to do so, they executed the foregoing instrument for the purposes therein contained by signing and attesting the name of TEXAS UTILITIES ELECTRIC COMPANY.

                         /s/ Jo Macdowell
                         -------------------------------------------------------
                         Jo Macdowell
                         Notary Public

                         [STAMP OF NOTARY PUBLIC APPEARS HERE]

STATE OF NEW YORK       )

COUNTY OF NEW YORK      )    SS.:

          On this, the 28th day of December, 1990, before me, a Notary Public in and for said County and State, personally appeared Michael J. Kinney, the Vice President of PHILIP MORRIS CAPITAL CORPORATION, who acknowledged himself to be duly authorized officers of PHILIP MORRIS CAPITAL CORPORATION, and that, as such officers, being authorized to do so, they executed the foregoing instrument for the purposes therein contained by signing and attesting the name of PHILIP MORRIS CAPITAL CORPORATION.


                         /s/ Laura Larangeira
                         -------------------------------------------------------
                         Name: Laura Larangeira
                         Notary Public
                         My Commission Expires: April 30, 1991
                         Residing in New York County

                         [STAMP OF NOTARY PUBLIC APPEARS HERE]

                                   BASIC RENT

                      SCHEDULE 1 TO LEASE SUPPLEMENT NO. 1


                                     Advance       Arrears
                    Total Rent        Rent          Rent
 Rent Date    No.       (%)            (%)           (%)
------------  ---  -------------  -------------  ------------
1 Jul 1990      1   0.66298045                   0.66298045
1 Jan 1991      2   7.44720161     7.44720161
1 Jul 1991      3   4.12978387     2.82079106    1.30899281
1 Jan 1992      4   4.33981971     4.33981971
1 Jul 1992      5   4.11985968     2.46054336    1.65931632
1 Jan 1993      6   4.34996720     4.34996720
1 Jul 1993      7   4.10898710     2.09960658    2.00938051
1 Jan 1994      8   4.36060000     4.36060000
1 Jul 1994      9   4.09709839     1.73737522    2.35972317
1 Jan 1995     10   4.37308405     4.37308405
1 Jul 1995     11   4.08405806     1.37468360    2.70937646
1 Jan 1996     12   4.38585018     4.38585018
1 Jul 1996     13   4.06979839     1.01045421    3.05934417
1 Jan 1997     14   4.40098118     4.40098118
1 Jul 1997     15   4.05415000     0.64584798    3.40830202
1 Jan 1998     16   4.41687401     4.41687401
1 Jul 1998     17   4.03701129     0.28003529    3.75697600
1 Jan 1999     18   6.27787151     6.27787151
1 Jul 1999     19   3.93113065                   3.93113065
1 Jan 2000     20   6.44009122     6.44009122
1 Jul 2000     21   3.81265822                   3.81258226
1 Jan 2001     22   6.56096935     6.56096935
1 Jul 2001     23   3.68272097                   3.68272097
1 Jan 2002     24   6.69347366     6.69347366
1 Jul 2002     25   3.54046290     0.47872203    3.06174087
1 Jan 2003     26   6.83867079     6.83867079
1 Jul 2003     27   3.38462258                   3.38462258
1 Jan 2004     28   6.99752581     6.99752581
1 Jul 2004     29   3.21391290     0.50348511    2.71042779
1 Jan 2005     30   7.17161900     7.17161900
1 Jul 2005     31   3.02691129                   3.02691129
1 Jan 2006     32   7.44228744     7.44228744
1 Jul 2006     33   2.96941129                   2.96941129
1 Jan 2007     34   7.86721305     7.86721305
1 Jul 2007     35   2.83449032                   2.83449032
1 Jan 2008     36   8.03954096     8.03954096
1 Jul 2008     37   2.65612903                   2.65612903
1 Jan 2009     38   8.21442031     8.21442031
1 Jul 2009     39   2.48181129                   2.48181129
1 Jan 2010     40   8.39723527     8.39723527
1 Jul 2010     41   2.29762581                   2.29762581
1 Jan 2011     42   8.59215409     8.59215409
1 Jul 2011     43   2.10097581                   2.10097581
1 Jan 2012     44   8.80030409     8.80030409
1 Jul 2012     45   1.89097097                   1.89097097
1 Jan 2013     46   9.02263948     9.02263948
1 Jul 2013     47   1.66664677                   1.66664677
1 Jan 2014     48   9.26239284     9.26239284
1 Jul 2014     49   1.42440484                   1.42440484
1 Jan 2015     50   9.63327506     9.63327506
1 Jul 2015     51   1.03277419                   1.03277419
1 Jan 2016     52   10.0601084    10.06010848
1 Jul 2016     53   0.60026290                   0.60026290
1 Jan 2017     54  10.23442685    10.23442685
1 Jul 2017     55   0.66450323     0.19691468    0.46758855
1 Jan 2018     56   8.06863654     8.06863654
1 Jul 2018     57   2.43646418                   2.43646418

                       CASUALTY VALUES                      Schedule 2 to
                                                            Lease Supple-
                                                            ment No. 1
                                                            -------------

       Date           Stip. Loss
                           Value

Jul  1 1990            108.74256
Jan  1 1991            113.56734
Jul  1 1991            111.32239
Jan  1 1992            112.37329
Jul  1 1992            113.17581
Jan  1 1993            114.15238
Jul  1 1993            114.84521
Jan  1 1994            115.73759
Jul  1 1994            116.32909
Jan  1 1995            117.14797
Jul  1 1995            117.64380
Jan  1 1996            118.39385
Jul  1 1996            118.79313
Jan  1 1997            119.47089
Jul  1 1997            119.76407
Jan  1 1998            120.36335
Jul  1 1998            120.54173
Jan  1 1999            121.05582
Jul  1 1999            119.18924
Jan  1 2000            119.64547
Jul  1 2000            117.45243
Jan  1 2001            117.86508
Jul  1 2001            115.37898
Jan  1 2002            115.75048
Jul  1 2002            112.94976
Jan  1 2003            113.28297
Jul  1 2003            110.14465
Jan  1 2004            110.44335
Jul  1 2004            106.95953
Jan  1 2005            107.28151
Jul  1 2005            103.50153
Jan  1 2006            103.93311
Jul  1 2006             99.68659
Jan  1 2007            100.01899
Jul  1 2007             95.19921
Jan  1 2008             95.51213
Jul  1 2008             90.37170
Jan  1 2009             90.71407
Jul  1 2009             85.22337
Jan  1 2010             85.57426
Jul  1 2010             79.71589
Jan  1 2011             80.07273
Jul  1 2011             73.82207
Jan  1 2012             74.18473
Jul  1 2012             67.51466
Jan  1 2013             67.88305
Jul  1 2013             60.76455
Jan  1 2014             61.13858
Jul  1 2014             53.53980
Jan  1 2015             53.92310
Jul  1 2015             45.76986
Jan  1 2016             46.35272
Jul  1 2016             37.55659
Jan  1 2017             38.37715
Jul  1 2017             29.21279
Jan  1 2018             29.77242
Jul  1 2018             22.43646